INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Numbered 33-40554, 33-40553, 33-40552 and 33-40551 of Reynolds,Smith and Hills, Inc. on
Form S-8 of our report dated May 23, 1997 appearing in this Annual Report on Form 11-K of the Reynolds, Smith and Hills, Inc. Employees 401(k) Profit Sharing Plan for the year ended Decmeber 31, 1996.




/s/Deloitte & Touche LLP
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   Deloitte & Touche LLP

Jacksonville, Florida
September 5, 1997